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                                                                Exhibit 4.1(f)

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                                 UNIT AGREEMENT


            UNIT AGREEMENT dated as of February 18, 1998 between Mentus Media Corp., a Delaware corporation (the "Company"), and United States Trust Company of New York, as Unit Agent (the "Unit Agent").

            WHEREAS, the Company proposes to issue 12% Senior Secured PIK Notes due 2003 (the "Notes") and warrants (the "Warrants") to purchase 125,240 shares of its common stock, par value $0.01 per share (the "Common Stock"), in the form of 45,000 units (the "Units"), with each Unit consisting of $1,000 principal amount of Notes and 2.78311 Warrants, each to purchase one share of Common Stock;

            WHEREAS, the Company desires to appoint United States Trust Company of New York to act as its agent for the purpose of issuing certificates ("Unit Certificates") representing the Units and registration of transfers and exchanges thereof;

            WHEREAS, the Units will be exchangeable for Notes and Warrants represented thereby on the Separability Date (as defined);

            NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. Appointment of Unit Agent. (a) The Company hereby appoints the Unit Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby accepts such appointment.

            (b) The Company hereby appoints the Unit Agent as a co-registrar for the Notes for so long as the Notes are represented by the Units. In its capacity as a co-registrar, the Unit Agent shall have the rights and obligations provided for a registrar in the Indenture governing the Notes.

            (c) The Company hereby appoints the Unit Agent as an agent of the Warrant Agent for the purposes of maintaining a register of the registered owners of and the registration of transfers and exchanges of the Warrants represented by the Units.

            SECTION 2. Unit Certificates. (a) The Units will initially be

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issued either in global form (the "Global Units"), or in registered form as definitive Unit certificates ("Physical Units") substantially in the form of Exhibit A attached hereto. Any certificates evidencing the Global Units to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto, and shall bear the legend set forth in Exhibit B attached hereto. Such Global Units shall represent such of the outstanding Units as shall be specified therein and each shall provide that it shall represent the aggregate Units from time to time endorsed thereon and that the aggregate amounts of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent and Depository (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depository with respect to the Global Units until a successor shall be appointed by the Company. Upon written request, a Unit holder may receive from the Depository and the Unit Agent Physical Units as set forth in Section 5 below.

            (b) Legends. Each Unit Certificate evidencing the Units (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
      (C) INSIDE THE UNITED

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      STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH
      TRANSFER, FURNISHES TO THE UNIT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE UNIT AGENT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING AS DESCRIBED IN CLAUSE (1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL ACCREDITED INVESTOR. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE UNIT AGENT, TRUSTEE OR THE WARRANT AGENT, AS THE CASE MAY BE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT AND THE ISSUER, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            Each Unit Certificate that is a Global Unit shall bear the following legend in addition to any other legend required by law or this Agreement:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR UNITS IN DEFINITIVE FORM, THIS UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY

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      ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF
      SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            SECTION 3. Execution of Unit Certificates. Each Unit Certificate shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Treasurer, Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Unit Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Chief Financial Officer, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Unit Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Treasurer, Chief Financial Officer or a Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Unit Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

            In case any officer of the Company who shall have signed any of the Unit Certificates shall cease to be such officer before the Unit Certificates so signed shall have been countersigned by the Unit Agent, or disposed of by the Company, such Unit Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Unit Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Unit Certificate, shall be a proper officer of the Company to sign such

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Unit Certificate, although at the date of the execution of this Unit Agreement any such person was not such officer.

            Unit Certificates shall be dated the date of counter-signature by the Unit Agent.

            SECTION 4. Registration and Countersignature. The Unit Agent, on behalf of the Company, shall number and register the Unit Certificates in a register as they are issued by the Company.

            Unit Certificates shall be manually countersigned by the Unit Agent and shall not be valid for any purpose unless so countersigned. The Unit Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, a Vice President, Chief Financial Officer, Treasurer, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver not more than ___ Units and shall thereafter countersign and deliver Units as otherwise provided in this Agreement.

            The Company and the Unit Agent may deem and treat the registered holder(s) of the Unit Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

            SECTION 5. Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Physical Units. Prior to the Separability Date, when Physical Units are presented to the Unit Agent with a request:

            (i) to register the transfer of the Physical Units; or

            (ii) to exchange such Physical Units for an equal number of Physical Units of other authorized denominations,

            The Unit Agent shall register the transfer or make the exchange as requested if the requirements under this Agreement as set forth in this Section 5 for such transactions are met; provided, however, that the Physical Units presented or surrendered for registration of transfer or exchange:

            (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Unit Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and
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            (y) in the case of Units the offer and sale of which have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are presented for transfer or exchange prior to (x) the date which is two years after the date of original issue and (y) such later date, if any, as may be certified by the Company to the Unit Agent as required by any subsequent change in applicable law (the "Resale Restriction Separation Date"), such Units shall be accompanied by the following additional information and documents, as applicable, however, it being understood that the Unit Agent need not determine which clause (A) through (D) below is applicable:

                  (A) if such Unit is being delivered to the Unit Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or

                  (B) if such Unit is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption for registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

                  (C) if such Unit is being transferred to an institutional "accredited investor" within the meaning of subparagraph
                        (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the
                        Securities Act, delivery of a Certificate of Transfer in the form of Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Unit is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to Company to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of Physical Unit for a Beneficial Interest in a Global Unit. A Physical Unit may not be exchanged for a beneficial interest in a Global Unit except upon satisfaction of the requirements set forth below. Upon receipt by the Unit Agent of a Physical Unit, duly endorsed or accompanied by appropriate instruments

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of transfer, in form satisfactory to the Unit Agent, together with:

            (i) certification, substantially in the form of Exhibit C hereto, that such Physical Unit is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

            (ii) written instructions directing the Unit Agent to make, or to direct the Depositary to make, and endorsement on the Global Unit to reflect an increase in the aggregate amount of the Units represented by the Global Unit, then the Unit Agent shall cancel such Physical Unit and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent, the number of Units represented by the Global Unit to be increased accordingly. If no Global Unit is then outstanding, the Company shall issue and the Unit Agent shall authenticate a new Global Unit in the appropriate amount.

            (c) Transfer and Exchange of Global Units. The transfer and exchange of beneficial interests in Global Units shall be effected through the Depositary, in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

            (d) Transfer of a Beneficial Interest in a Global Unit for a Physical Unit.

            (i) Prior to the Separability Date, any person having a beneficial interest in a Global Unit may upon request exchange such beneficial interest for a Physical Unit. Upon receipt by the Unit Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Unit and upon receipt by the Unit Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Separation Date, the following additional information and documents, however, it being understood that the Unit Agent need not determine which clause (A) through (D) below is applicable:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C hereto); or

                  (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A under the

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                        Securities Act) in accordance with Rule 144A under the
                        Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or

                  (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer in the form of Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, or

                  (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Unit Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent the aggregate amount of the Global Unit to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as defined in Section 5(f) below), the Unit Agent will authenticate and deliver to the transferee a Physical Unit.

            (ii) Physical Units issued in exchange for a beneficial interest in a Global Unit pursuant to this Section 5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Unit Agent in writing. The Unit Agent shall deliver such Physical Units to the Persons in whose names such Units are so registered.

            (e) Restrictions on Transfer and Exchange of Global Units. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 5), a Global Unit may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or any such nominee of such Depositary.

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            (f) Authentication of Physical Units in Absence of Depositary. If at
any time:

            (i) the Depositary for the Units notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Unit and a successor Depositary for the Global Unit is not appointed by Company within 90 days after delivery of such notice; or

            (ii) the Company, in its sole discretion, notifies the Unit Agent in writing that it elects to cause the issuance of Physical Units in place of the Global Unit under this Unit Agreement,

then the Company will execute, and the Unit Agent, upon receipt of an officers' certificate signed by two officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officer's Certificate") requesting the authentication and delivery of Physical Units, will authenticate and deliver Physical Units, in an aggregate number equal to the aggregate number of Units represented by the Global Unit, in exchange for such Global Unit.

            (g) Legends.

            (i) Except as permitted by the following paragraph (ii), and unless specified in an Officer's Certificate delivered to the Unit Agent, each Unit Certificate evidencing the Global Units (and all Units issued in exchange therefor or substitution thereof) shall bear the legends required by Section 2(b).

            (ii) Upon any sale or transfer of a Unit pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                  (A) in the case of any Unit that is a Physical Unit, the Unit Agent shall permit the holder thereof to exchange such Unit for a Physical Unit that does not bear the legend required by Section 2(b) in respect of Global Units and rescind any related restriction on the transfer of such Unit; and

                  (B) any such Unit represented by a Global Unit shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 5(c) hereof); provided, however, that with respect to any request for an exchange of a Unit that is represented by a Global Unit for a Physical Unit that does not bear the legend required by Section 2(b) in respect of Global Units, which request is made in reliance upon Rule 144 under the Securities Act, the holder thereof shall certify in writing to the Unit Agent that such

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                        request is being made pursuant to Rule 144 under the
                        Securities Act (such certification to be substantially in the form of Exhibit C hereto).

            (h) Cancellation and/or Adjustment of a Global Unit. At such time as all beneficial interest in a Global Unit have either been exchanged for Physical Units, exchanged, redeemed, repurchased or cancelled, such Global Unit shall be returned to or retained and cancelled by the Unit Agent. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Physical Units, redeemed, repurchased or cancelled, the number of units represented by such Global Unit shall be reduced and an endorsement shall be made on such Global Unit, by the Unit Agent to reflect such reduction.

            (i) Obligations with Respect to Transfers and Exchanges of Units.

            (i) Prior to the Separation Date, to permit registrations of transfers and exchanges, Company shall deliver to the Unit Agent, upon execution of this Agreement, and from time to time thereafter, sufficient inventory of executed Physical Units and Global Units.

            (ii) All Physical Units and Global Units issued upon any registration, transfer or exchange of Physical Units or Global Units shall be the valid obligations of Company, entitled to the same benefits under this Unit Agreement as the Physical Units or Global Units surrendered upon the registration of transfer or exchange.

            (iii) Prior to due presentment for registration of transfer of any Unit, the Unit Agent and the Company may deem and treat the Person in whose name any Unit is registered as the absolute owner of such Unit, and neither the Unit Agent nor the Company shall be affected by notice to the contrary.

            (j) No Duty to Monitor Compliance. The Unit Agent shall be under no duty to monitor compliance with any federal, state or other securities laws.

            SECTION 6. Separation of the Notes and Warrants. The Notes and the Warrants will be separately transferable, subject to compliance with applicable securities laws, on the earliest to occur of (i) March 20, 1998 and (ii) the date the Initial Purchaser shall consent in writing to the separation of the Notes and the Warrants (the "Separability Date"). After the Separability Date, the Notes and the Warrants represented by the Units shall be separately transferable. Upon presentation after the Separability Date of any Unit Certificate for exchange for Notes and Warrants or for registration of transfer or otherwise, (i) the Unit Agent shall notify the Trustee and the Warrant Agent of the number of Units so presented, the registered owner thereof, such owner's registered address, the

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nature of any legends or restrictive endorsements set forth on such Unit
Certificate and any other information provided by the holder thereof in connection therewith, (ii) the Trustee, if the requirements of the Indenture with respect to the Notes for such transaction and any applicable legends are met shall promptly register, authenticate and deliver a new Note in aggregate principal amount equal to that represented by such Unit Certificate in accordance with the directions of such holder and (iii) the Warrant Agent, if its requirements for such transactions are met, shall promptly countersign, register and deliver a new Warrant Certificate for the number of Warrants previously represented by such Unit Certificate in accordance with the directions of such holder.

            Following the Separability Date, no Unit Certificates shall be issued upon registration of transfer or exchange of Unit Certificates, or otherwise.

            SECTION 7. Rights of Unit Holders. The registered owner of a Unit Certificate shall have all the rights and privileges of a registered holder of the Notes represented thereby and the number of Warrants represented thereby and shall be treated as the registered owner thereof for all purposes. The Company agrees that it shall be bound by all provisions of the Indenture governing the Notes, the Notes, the Warrant Agreement and the Warrants. The Company also agrees that the Notes and Warrants represented by each Unit Certificate shall be deemed valid and obligatory obligations of the Company.

            SECTION 8. Unit Agent. The Unit Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Units, by their acceptance thereof, shall be bound:

            (a) The statements contained herein and in the Unit Certificates shall be taken as statements of the Company, and the Unit Agent assumes no responsibility for the correctness of any of the same except such as describe the Unit Agent or action taken or to be taken by it. The Unit Agent assumes no responsibility with respect to the distribution of the Unit Certificates except as herein otherwise provided.

            (b) The Unit Agent shall not be responsible for and shall incur no liability to the Company or any holder of the Units for any failure of the Company to comply with any of the covenants in this Agreement or in the Unit Certificates to be complied with by the Company.

            (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel; provided, that the foregoing clause shall not apply

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if the Unit Agent is found to have acted with willful misconduct or gross negligence.

            (d) The Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate for any action taken in reliance on any Unit Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties provided, that the foregoing clause shall not apply if the Unit Agent is found to have acted with willful misconduct or gross negligence.

            (e) The Company agrees to pay to the Unit Agent reasonable compensation for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in the connection with this Agreement and to indemnify the Unit Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all liabilities, losses and expenses including, without limitation, judgments, costs and counsel fees and actual expenses, for anything done or omitted by the Unit Agent in connection with this Agreement except as a result of the Unit Agent's gross negligence or willful misconduct.

            (f) The Unit Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action unless the Company or one or more registered holders of Unit Certificates shall furnish the Unit Agent with security and indemnity for any costs and expenses which may be incurred acceptable to the Unit Agent. This provision shall not affect the power of the Unit Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Units may be enforced by the Unit Agent without the possession of any of the Unit Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Unit Agent shall be brought in its name as Unit Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Units, as their respective rights or interests may appear.

            (g) The Unit Agent, and any stockholder, director, officer or employee of it (the "Related Parties"), may buy, sell or deal in any of the securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Company or for any other legal entity.

            (h) The Unit Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall

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not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith or willful misconduct.

            (i) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require:

                  (1) an officers' certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

                  (2) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each officers' certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

            (j) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Unit Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unit Agreement.

            (k) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the

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

--------------------------------------------------------------------------------

document.

            (l) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            SECTION 9. Notices to Company and Unit Agent, Trustee and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage paid, addressed

If to the Company:

            Mentus Media Corp.
            9531 West 78th Street
            Suite 400
            Minneapolis, Minnesota  55344
            Attention:  Chief Financial Officer
            Facsimile:  (612) 943-4299

      with a copy to:

            Cooperman Levitt Winikoff Lester & Newman, P.C.
            800 Third Avenue, 30th Floor
            New York, New York  10022
            Attention:  Robert Winikoff, Esq.
            Facsimile:  (212) 755-2839

If to the Unit Agent:

            United States Trust Company of New York
            114 West 47th Street
            New York, NY  10036
            Attention:  Corporate Trust Department
            Facsimile:  (212) 326-0806

            The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

            Any notice to be mailed to a holder of Units shall be mailed to him or her at the address that appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, Trustee and Warrant Agent. The Unit Agent shall furnish the Company, the Trustee or the Warrant Agent promptly when requested with a list of registered holders of Units for the purpose of

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

--------------------------------------------------------------------------------

mailing any notice or communication to the holders of the Notes or Warrants and at such other times as may be reasonably requested.

            SECTION 10. Change of Unit Agent. The Unit Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Unit Agent may be removed by like notice to the Unit Agent from the Company. If the Unit Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Unit Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Unit Agent or by any holder of the Units (who shall with such notice submit his Unit for inspection by the Company), then any such holder may apply to any court of competent jurisdiction for the appointment of a successor to the Unit Agent. Pending appointment of a successor to the Unit Agent, either by the Company or by such court, the duties of the Unit Agent shall be carried out by the Company. Any successor Unit Agent, whether appointed by the Company or such a court, shall be a suitable alternate, experienced in these duties and in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as Unit Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Unit Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Unit Agent without further act or deed; but the former Unit Agent shall deliver and transfer to the successor Unit Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 10, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Unit Agent or the appointment of the successor Unit Agent, as the case may be. In the event of such resignation or removal, the Company or the successor Unit Agent shall mail by first class mail, postage prepaid, to each holder of the Units, written notice of such removal or resignation and the name and address of such successor Unit Agent.

            SECTION 11. Allocation of Purchase Price. Based on the Company's estimate of the relative fair market values of the Notes and the Warrants, the Company and the Unit Agent agree to treat for U.S. federal income tax purposes $941.30 of each $1,000 of principal amount of Notes as allocable to the Notes (which amount the Company will treat as the issue price of such Notes for U.S. federal income tax purposes) and $58.70 as allocable to the Warrants.

            SECTION 12. Supplements and Amendments. The Company and the Unit Agent may from time to time supplement or amend this Agreement without the approval of any holders of Unit Certificates in order to cure any ambiguity or to correct or

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

--------------------------------------------------------------------------------

supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, as evidenced by an opinion of counsel delivered to the Unit Agent, and the Unit Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Unit Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the Unit holders shall require the written consent of registered holders of a majority of the then outstanding Units.

            SECTION 13. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company, the Trustee, the Warrant Agent or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 14. Governing Law. THIS AGREEMENT AND EACH UNIT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

            SECTION 15. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Unit Agent and the registered holders of the Unit Certificates any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, and the Unit Agent and the registered holders of the Unit Certificates.

            SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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

--------------------------------------------------------------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                          MENTUS MEDIA CORP.


                                          By:____________________________
                                             Name:
                                             Title:


                                          UNITED STATES TRUST COMPANY
                                            OF NEW YORK, as Unit Agent


                                          By:____________________________
                                             Name:
                                             Title:

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

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                                                                       EXHIBIT A


                               [FORM OF SECURITY]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
            (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR)" OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE UNIT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE UNIT AGENT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING AS DESCRIBED IN CLAUSE (1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL ACCREDITED INVESTOR, IN CONNECTION WITH ANY TRANSFER

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

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                                                                       EXHIBIT A
                                                                          Page 2

            OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE UNIT AGENT, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE
            (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT AND THE ISSUER, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE UNIT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS UNIT IN VIOLATION OF THE FOREGOING RESTRICTIONS.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR UNITS IN DEFINITIVE FORM, THIS UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OR THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN

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

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                                                                       EXHIBIT A
                                                                          Page 3

            THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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

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                                                                       EXHIBIT A
                                                                          Page 4

                               MENTUS MEDIA CORP.

                 Units Consisting of $1,000 Principal Amount of
                      12% Senior Secured PIK Notes Due 2003
                     and 2.78311 Warrants, each to Purchase
                            One Share of Common Stock

No.   CUSIP No. [     ]

            MENTUS MEDIA CORP., a Delaware corporation, which term includes any successor corporation (the "Company"), hereby certifies that [ ] is the owner of
[ ] Units as described above, transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney on surrender of this Certificate properly endorsed. Each Unit consists of $1,000 principal Amount of the Company's 12% Senior Secured PIK Notes Due 2003 (the "Notes") and ____ Warrants, each to purchase one share of Common Stock, par value $0.01 per share, of the Company (the "Warrants"). This Unit is issued pursuant to the Unit Agreement (the "Unit Agreement") dated as of February 18, 1998 between the Company and __________, as Unit Agent (the "Unit Agent") and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

            Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Reference is also made to (i) the Indenture dated as of February 1, 1998 (the "Indenture") between the Company and the United States Trust Company of New York, as Trustee which governs the terms of the Notes and
(ii) the Warrant Agreement dated as of February 18, 1998 (the "Warrant Agreement") between the Company and United States Trust Company of New York as Warrant Agent, which governs the terms of the Warrants, terms and provisions of which, in each case, the holder of this Unit Certificate consent to by acceptance hereof. Copies of the Unit Agreement, the Indenture and Warrant Agreement are on file at the office of the Company, 9531 West 78th Street, Suite 400, Minneapolis, Minnesota 55344, Facsimile: (612) 943-4299, Attention: Chief Executive Officer and are available to any holder on written request and without cost.

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

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                                                                       EXHIBIT A
                                                                          Page 5

            The Notes and the Warrants will be separately transferable, subject to compliance with applicable securities laws, on the earliest to occur of (i) March 20, 1998 and (ii) the date the Initial Purchaser shall consent in writing to the separation of the Notes and Warrants.


Dated:

                                          MENTUS MEDIA CORP.


                                          By:____________________________
                                             Name:
                                             Title:


                                          By:____________________________
                                             Name:
                                             Title:


                                          Countersigned:


                                          United States Trust Company of New
                                            York
                                               as Unit Agent


                                          By:____________________________
                                             Authorized Signatory

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

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                                                                       EXHIBIT A
                                                                          Page 6


                                 ASSIGNMENT FORM


            To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


                  (Insert assignee's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date:______________

                                          Your Signature:
                                          (Sign exactly as your name appears on
                                          the face of this Security)

                                          -------------------------------------

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

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                                                                       EXHIBIT A
                                                                          Page 7

Signature Guarantee:


--------------------------

(Signatures must be
guaranteed by an "eligible
guarantor institution"
meeting the requirements of
the Unit Agent, which
requirements will include
membership or participation
in the Securities Transfer
Agents Medallion Program
("STAMP") or such other
"signature guarantee program"
as may be determined by the
Unit Agent in addition to, or
in substitution for, STAMP,
all in accordance with the
Securities Exchange Act of
1934, as amended.)

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

--------------------------------------------------------------------------------

                                                                       EXHIBIT B


                         [LEGEND FORM FOR GLOBAL UNITS]

            Any Global Unit authenticated and delivered hereunder shall bear a legend which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR UNITS IN DEFINITIVE FORM, THIS UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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

--------------------------------------------------------------------------------

                                                                       EXHIBIT C


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OR TRANSFER OF UNITS

Re: Units (the "Units") of Mentus Media Corp. each consisting of $1,000 principal amounts of 12% Senior Secured PIK Notes due 2003 and 2.78311 Warrants, each to purchase one share of Common Stock.

            This Certificate relates to ____ Units held in* ____ book-entry or* ____ certificated form by ____ (the "Transferor").

The Transferor.*

            ____ has requested the Unit Agent by written order to deliver in exchange for its beneficial interest in the Global Unit held by the depositary a Unit or Units in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Unit (or the portion thereof indicated above); or

            ____ has requested the Unit Agent by written order to exchange or register the transfer of a Unit or Units.

            In connection with such request and in respect of each such Unit, the Transferor does hereby certify that the Transferor is familiar with the Unit Agreement relating to the above captioned Units and the restrictions on transfers thereof as provided in Section 5 of such Unit Agreement, and that the transfer of this Unit does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because[*]:

            ____ Such Unit is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 5(a)(y)(A) or Section 5(d)(i)(A) of the Unit Agreement).

            ____ Such Unit is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A or in accordance with Regulation S under the Securities Act.

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

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                                                                       EXHIBIT C
                                                                          Page 2

            ____ Such Unit is being transferred in accordance with Rule 144 under the Securities Act.

            ____ Such Unit is being transferred in accordance with Regulation S under the Securities Act.

            ____ Such Unit is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.


            ----------------------------------
            [INSERT NAME OF TRANSFEROR]


            By:_______________________________



Date:_________________________
     *Check applicable blank.

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

--------------------------------------------------------------------------------

                                                                       EXHIBIT D


                            Form of Certificate to Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors


                                                                          [Date]

United States Trust Company of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Department

Re: Units (the "Units") of ____________________ each consisting of $1,000 principal amount of 12% Senior Secured PIK Notes due 2003 and 2.78311 Warrants, each to purchase one share of Common Stock

Ladies and Gentlemen:

            In connection with our proposed purchase of Units, of the Company, we confirm that:

            1. We have received such information as we deem necessary in order to make our investment decision.

            2. We understand that any subsequent transfer of the Units is subject to certain restrictions and conditions set forth in the Unit Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Units except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Units have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Units, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Unit

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

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                                                                       EXHIBIT D
                                                                          Page 2

Agent a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Units from us a notice advising such purchaser that resales of the Units are restricted as stated herein.

            4. We understand that, on any proposed resale of Units, we will be required to furnish to the Unit Agent and the Company, such certification, legal opinions and other information as the Unit Agent and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Units purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            6. We are acquiring the Units purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          (Name of Transferor)

By:_____________________________
(Authorized Signatory)